UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2026

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)
(318)
388-9000
(Telephone number, including area code)

Level 3 Parent, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

931 14 th Street Denver, Colorado		80202
(Address of registrant’s principal executive offices)		(Zip Code)
Registrants’ telephone number, including area code: (720)
888-1000

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Lumen Technologies, Inc.	Common Stock, no-par value per share	LUMN	New York Stock Exchange
Lumen Technologies, Inc.	Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On January 5, 2026, Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”) issued a press release announcing that its indirect wholly-owned subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”), planned to offer an additional $600 million aggregate principal amount of its 8.500% Senior Notes due 2036 (the “Additional Notes”) in a proposed private offering that would not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes are being offered as a further issuance of Level 3 Financing’s 8.500% Senior Notes due 2036, of which $1.25 billion aggregate principal amount was originally issued on December 23, 2025 (the “Initial Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes will form a single series with, and have the same terms (other than issue date and issue price) as, the Initial Notes. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.
On January 5, 2026, Lumen issued a subsequent press release announcing the pricing of $650 million of the Additional Notes in a private offering that would not be registered under the Securities Act, which represents a $50 million increase from the previously announced size of the offering. Level 3 Financing intends to use the net proceeds from this offering, together with cash on hand or other available liquidity, if necessary, to fund the purchase of any of its (1) 4.000% Second Lien Notes due 2031, (2) 3.875% Second Lien Notes due 2030, (3) 4.500% Second Lien Notes due 2030, and (4) 4.875% Second Lien Notes due 2029 (collectively, the “Existing Second Lien Notes”) in connection with the cash tender offers launched on December 8, 2025 (each, a “Tender Offer”) that were not purchased at early settlement of the Tender Offers and are validly tendered and not validly withdrawn prior to the withdrawal deadline of the Tender Offers, and the payment of accrued and unpaid interest, fees and expenses in connection therewith. To the extent not applied in connection with the Tender Offers, Level 3 Financing intends to use the net proceeds from this offering to pay fees and expenses relating to this offering and for general corporate purposes. That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.
The Current Report on Form
8-K
does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, nor will there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Current Report on Form
8-K
does not constitute an offer to buy or the solicitation of an offer to sell any Existing Second Lien Notes, nor will there be any purchase of Existing Second Lien Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Forward-Looking Statements
Except for historical and factual information, the matters set forth in this Current Report on Form
8-K
identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in Exhibits 99.1 and 99.2. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated January 5, 2026, relating to the proposed private offering of Additional 8.500% Senior Notes due 2036.

99.2	Press Release dated January 5, 2026, relating to the pricing of its Additional 8.500% Senior Notes due 2036.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. and Level 3 Parent, LLC have duly caused this Current Report to be signed on their behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer

LEVEL 3 PARENT, LLC

By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer
Dated: January 5, 2026